POWER OF ATTORNEY
For Executing Forms 3, 4 and 5

Know all by these present, that the undersigned hereby constitutes and appoints each of Richard B. Barker, Jennie P. Howard and Rocco Gialanella, signing singly, as the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director of Noble Corporation plc, a company organized under the laws of England and Wales (the "Company"), Forms 3, 4 and 5, or any amendment thereof, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or any amendment thereof, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities relating to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 21 day of May 2026.

Jeff A Miller

JEFF MILLER

NOTARY ACKNOWLEDGEMENT

State of Texas §
County of Harris §
§

Before me, Jeni Ray-Cozzens, Notary Public in and for the State of Texas, on this day personally appeared Jeffrey Miller, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this 21 day of May, 2026.

JENI RAY-COZZENS
My Notary ID # 130283138
Expires July 2, 2027

(Seal)

Jeni Ray-Cozzens
Notary Public
My Commission Expires: July 2, 2027